EXHIBIT 10.38.2


            WILLIAM J. CAROTHERS EMPLOYMENT AGREEMENT

                           AMENDMENT NO. 2



          WHEREAS, William J. Carothers (the "Employee") and
     Filene's Basement, Inc. (the "Employer") entered into an employment agreement (the "Agreement"); and

          WHEREAS, the Employer and the Employee mutually desire to amend the terms of said Agreement.

          NOW, THEREFORE, said Agreement is hereby amended as follows:

1. Section 3.2 of said Agreement is hereby deleted in its entirety.

2. The balance of the Agreement as otherwise amended is continued in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this document this 28th day of January, 1999.



                                   Employer:

                                   FILENE'S BASEMENT, INC.


                                   By:  /s/ Samuel  J. Gerson



                                   Employee:

                                   /s/ William J. Carothers